23.1 Consent of Thomas W. Klash


EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the use of our auditors' report dated April 14, 2004, on the Renewable Assets, Inc., Successor to A.M.S. Marketing Inc. Photocopier Division financial statements lincluded in this Registration Statement on Form 10SB.